SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report                      December 20, 2000
(Date of earliest event reported)  (December 19, 2000)

CTC COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in its charter)
          Delaware                   0-27505            04-3469590
       (State or other jurisdiction (Commission         (IRS Employer
         of incorporation)          File Number)   Identification No.)

          220 Bear Hill Rd., Waltham, Massachusetts         02451
        (Address of principal executive offices)          (Zip Code)

                               (781) 466-8080
 (Registrant's telephone number including area code)

 (Former name or former address if changed since last report)

Item 5.  Other Events

On December 19, 2000, the Registrant issued the following press release:

CTC Communications Announces Fully Funded Local Fiber Build-Out Plan

--High Bandwidth Core Fiber Network to be Extended to
Verizon Local Switching Offices--

Financial Highlights:

 - $18 Million Capital Investment
 - Monthly Payments on a "Capital Lease" Basis
 - Cash Flow positive in CY2001
 - $1.5 Million Improvement in CY2001 EBITDA
 - Fully Funded Business Plan Further Strengthened

Operating Highlights:

 - Connects CTC's Network Points of Presence (POPs) to Verizon Local Exchange Offices with Fully Redundant, High Capacity Fiber
 - 65% of Existing On-Net Customers will Transition to CTC's Local fiber "
 - 50% improvement in On-Net Provisioning Intervals
 - 70% reduction in Complex Broadband Access Orders
 - Reduces Dependency on Verizon facilities to Migrate Customers On-Net
 - Enables Bandwidth Additions on a Near Real-Time Basis

WALTHAM, Mass-December 19, 2000-- CTC Communications Group Inc. (NASDAQ:
CPTL)--today announced it will invest $18 Million to purchase and "light up" local fiber in selected geographical areas of eastern Massachusetts, southern New Hampshire, southern Maine and Rhode Island. CTC currently owns and operates the long haul fiber that interconnects its ATM+IP PowerPath(sm) Network Points of Presence (POPs) and switching nodes. Today's announcement is the Company's first purchase of local fiber, typically referred to as metropolitan fiber, and this purchase will extend CTC's existing high bandwidth fiber network backbone to Verizon local switching offices.

The implementation of local fiber and its integration with CTC's long haul fiber will reduce operating costs, reduce on-net provisioning intervals and eliminate the need to lease inter-office facilities from Verizon to connect customers from these offices to CTC's PowerPath(sm) Network. The local fiber will be activated on a progressive basis with the first phase completing in March 2001 and the final phase completing in September 2001. 65% of the Company's existing on-net customers will utilize this fiber.

CTC will purchase dark fiber in these areas pursuant to 20-year Indefeasible Right of Use (IRU) contracts with a number of dark fiber suppliers. The Company will "light-up" the fiber using Cisco optronics. CTC will own and operate these fiber routes which will "loop through" Verizon local switching offices in specific geographic areas, connecting these local offices directly to CTC's PowerPath(sm) switches. New customer additions to the PowerPath(sm) Network will only involve leasing the local loop from Verizon and connecting it directly to CTC's network right at the Verizon local switching office.

The eastern Massachusetts, southern New Hampshire, southern Maine and Rhode Island local fiber loops will connect 28 Verizon local switching offices directly with CTC's Network. The Company will fund this local fiber build-out internally and its business plan remains fully funded.

Russ Oliver, CTC's Vice President Network Operations, stated, "Today, CTC leases T3 and T1 broadband facilities from Verizon to connect customers to its PowerPath(sm) Network. These leased facilities have a local loop and an inter-office component. The local loop connects the customer location to the Verizon local switching office. The inter-office portion then connects that local loop from the Verizon local switching office to CTC's network. The local loop is typically available, low cost, is relatively short in length and is stable since it is dedicated to one customer. The inter-office facility portion typically traverses a number of Verizon facility routes, is expensive and passes through numerous Verizon offices before reaching CTC's Network."

Oliver continued, " The inter-office portion is typically a shared facility common to all carriers, subject to availability problems and can be miles in length, resulting in long and complex provisioning intervals due to the number of "links" in the chain. Extending our own fiber to the Verizon local switching offices will eliminate the need for leased inter-office Verizon facilities, substantially improve our on-net ordering and provisioning intervals as well as our speed to market with new products and applications. Although CTC has been exploring local fiber for some time now, as late as 12 months ago it was not a viable alternative to Verizon. Since that time a number of new suppliers have entered the market, prices have been reduced and a broader number of Verizon local switching offices are now connected by fiber loops which represents a significant opportunity for CTC on many levels."

As the local fiber loops are completed, CTC will move existing PowerPath(sm) customers to its owned fiber at the Verizon local switching office. The Company will then disconnect all associated Verizon T3 and T1 inter-office facilities associated with these existing customers and eliminate the associated operating expense. In a parallel effort the CTC sales force is executing a targeted marketing plan to acquire new on-net customers located in those same Verizon local switching office areas. Leased inter-office facilities will not be required to put these new customers on-net, which will result in reduced operating expense per new on-net customer added.

"Leased inter-office facility expense for on-net customers can be significant", stated John Pittenger, CTC's EVP and Chief Financial Officer. "For example, with the phased completion of these fiber loops between March and September of 2001, the T3 and T1 facilities that will be disconnected represent an estimated quarterly on-net operating expense savings of over $1.8 million. The combination of this immediate reduction in operating expense for existing on-net customers, the reduced operating expense for new on-net customer migrations and the improvements in ordering and provisioning discussed earlier, will result in a rapid payback for this local fiber initiative. It is cash flow positive in CY2001, improves our CY2001 EBITDA performance by $1.5 Million and generates substantial EBITDA benefits in 2002 and beyond. In addition, it significantly reduces our dependency on Verizon inter-office facility availability to grow our on-net base out into the future. This is an $18 Million investment, however the "capital lease" type of payment schedule allows us to readily fund this internally and realize significant cash flow benefits that strengthen our fully funded business plan. This is a very attractive initiative from a financial, technological and operating perspective".

Bob Fabbricatore, CTC's Chairman and CEO stated, "Moving the power of our broadband PowerPath(sm) Network and readily available high level bandwidth progressively closer and closer to the customer's location is a cornerstone to new applications delivery and speed to market. It also provides CTC with the tools to effectively manage network costs while keeping pace with the escalating demand for bandwidth. This is especially true given our current implementation of local voice services on the network this month and our data center enabled new products and applications next summer. Owning and operating the underlying fiber in our network is a strategic imperative that will enable us to cost effectively and quickly move customers on-net as well as meet and exceed customer bandwidth and networking needs. This local fiber initiative is an all around winner. The Company's fully funded business plan is strengthened and the Company's focus on profitability is enhanced".

About CTC Communications
CTC is a rapidly growing Competitive Local Exchange Carrier (CLEC) utilizing a next generation communications network that allows it to converge voice, data, Internet and video services. Today, the Company serves medium and larger business customers from Virginia to Maine, which includes the most robust telecommunications region in the world-the Washington D.C. to Boston corridor. CTC was managing more than 407,000 access lines as of September 30, 2000.

The Company's Cisco Powered IP+ATM packet network and its 450 member sales and service teams, provide contiguous marketing and technology coverage throughout the Northeast and Mid-Atlantic States. The Company, through its dedicated commitment to exceptional customer service has achieved an industry-leading market share and an industry-leading line retention rate in excess of 99 percent. CTC can be found on the worldwide web at www.ctcnet.com.

The statements in this press release that relate to future plans, events or performance are forward-looking statements that involve risk and uncertainties that could cause actual results to differ materially from those reflected in the forward-looking statements including the ability of the Company to provide local voice services on its packet-based PowerPath(sm) Network. Readers are, accordingly, cautioned not to place undue reliance on these forward-looking statements. Additional information about these risks and uncertainties is set forth in the Company's most recent report on Forms 10-K and 10Q. CTC undertakes no obligation to release publicly the results of any revisions to these forward-looking statements that may be made to reflect results, events or circumstances after the date hereof.


Contact:	John Dinsmore 			 	John Pittenger
		Feldman Communications Inc.		CTC Communications
		410-571-8900 (t)				781-466-1302  (t)
		JDFelCom@aol.com (e)			pitt@ctcnet.com
		www.FeldmanCommunications.com		www.ctcnet.com


* * *

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                  CTC COMMUNICATIONS GROUP, INC.

                 By: /s/ John D. Pittenger
                 John D. Pittenger,
                 Executive Vice President, Finance and Administration

Dated: December 20, 2000